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                                                                    EXHIBIT 99.1

TROY GROUP ACQUIRES PRINTING SOLUTIONS OPERATIONS FROM EXTENDED SYSTEMS; ACQUISITION ENHANCES TROY'S DISTRIBUTION CAPABILITIES, TECHNOLOGY PORTFOLIO & CUSTOMER BASE

5/31/2001 7:21:00 PM

SANTA ANA, Calif., May 31, 2001 (BUSINESS WIRE) -- TROY Group (TROY) announced that it has acquired the Printing Solutions Operations of Extended Systems, Inc.
(XTND) for an undisclosed amount.

This acquisition will be integrated into TROY's wireless and connectivity division headquartered in Irvine, CA.

With the acquisition, TROY has obtained Extended Systems' ExtendNet product line, as well as its sales, support and manufacturing operation in Boise, Idaho, and its European sales and support operation in Herrenberg, Germany. The ExtendNet products connect printers to networks, and therefore complement TROY's wireless printing and network printing product lines.

"The acquisition of the Printing Solutions Operations of Extended Systems benefits TROY in a number of ways," said Patrick J. Dirk, TROY Group's Chairman and Chief Executive Officer. "First, it provides us with an excellent and well-established product line and makes us the largest independent print server company in North America. Second, it gives us expanded sales, distribution and support capabilities in Europe.

"Extended Systems has developed some strong relationships with key distributors and resellers throughout the world, and most of these can be leveraged for our wireless products as well as our traditional products. This will be especially important when we begin shipping our new Bluetooth(TM) and 802.11b (or `Wi-Fi') wireless communications products."

At this time, TROY Group anticipates that this acquisition will contribute increased revenues of approximately $1.5 million for the third quarter of 2001, which will end on August 31. As this acquisition is integrated into the Company's operations, further guidance on revenues and earnings will be provided.

ABOUT TROY GROUP

TROY Group (www.troygroup.com) is leveraging its successful core businesses in financial payment and connectivity technology to pioneer solutions in the rapidly growing fields of electronic payments and wireless printing and connectivity. TROY has established a number of strategic relationships with companies such as Hewlett-Packard (HWP), IBM (IBM), Standard Register (SR) and Equifax (EFX) and distributes its solutions in 55 countries. The U.S. Treasury has printed its checks using TROY payment systems since 1984.


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Forward-looking statements of TROY (statements that are not historical fact) in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain important factors could cause results to differ materially from those anticipated by the statements made in this release, including the growth in acceptance of TROY's electronic payment solutions by online brokerage firms, e-merchants and other bill payment applications; the timely and successful development and integration of the Bluetooth(TM) and other wireless standards; the market acceptance of products incorporating wireless printing technologies; the ability to continue to develop and market other e-commerce payment, networked payment and wireless and other connectivity technologies; TROY's ability to refocus its management and resources on these emerging technologies; the ability to hire and retain qualified management, technology and other personnel; the impact of competition from existing and new technologies and companies; the ability to identify and assimilate acquired companies and technologies; the continued demand for printed financial documents; and the other factors set forth in TROY's periodic reports and other documents filed with the Securities and Exchange Commission from time to time.

CONTACT:               TROY Group Inc., Santa Ana
                       Patrick J. Dirk, 949/250-3280
                        949/250-8972 (fax)
                       www.troygroup.com
                       or
                       Coffin Communications Group, Sherman Oaks, Calif. Sean Collins or William F. Coffin, 818/789-0100
                        818/789-1152 (fax)
                       www.coffincg.com